Exhibit 10.107
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made as of the 10th day of March, 2011, by and among: (i) Alon USA Energy, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware whose shares are traded on the New York Stock Exchange, and (ii) FIMI Opportunity IV, L.P., a Delaware limited partnership and FIMI Israel Opportunity IV, Limited Partnership, a limited partnership formed under the laws of the State of Israel (including its Permitted Transferees (as such term is defined below), the “Investor”).
WITNESSETH:
WHEREAS, the Investor holds warrants to purchase up to an aggregate of 1,855,670 shares of Common Stock of the Company, par value $0.01 per share (the “Investor Warrants”).
WHEREAS, the Investor and the Company desire to set forth certain matters regarding the registration rights of the shares of Common Stock of the Company underlying the Investor Warrant.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:
1.	DEFINITIONS; EFFECT OF AGREEMENT.

Definitions. As used herein, the following terms have the following meanings:

“Commission” means the United States Securities and Exchange Commission, or any successor federal agency thereto administering the Securities Act.

“Common Stock” means the common stock of the Company, par value US $0.01, subject to a Reclassification Event.

“Form S-3” means Form S-3 under the Securities Act as in effect from time to time or any registration form under the Securities Act subsequently adopted by the Commission in substitution therefor.

“Holder” means any holder of Registrable Shares.

“Permitted Transferee” shall have the same meaning as set forth under the Loan Agreement between Alon Brands, Inc. and the Investor dated as of the date hereof.

“Person” means an individual, fund, corporation, general partnership, limited partnership, limited liability company, unincorporated association, trust, joint venture, governmental agency, or other entity, whether domestic or foreign.

“Reclassification Event” means any share combination or subdivision (split), issuance of bonus shares or any other reclassification of the Company’s shares.

“Register”, “registered” and “registration” refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement.

“Registrable Shares” means shares of Common Stock of the Company held by the Investor and its Permitted Transferees acquired pursuant to the exercise of the Investor Warrants and any bonus shares and share dividends payable with respect to such shares. Notwithstanding the foregoing, Registrable Shares shall not include shares of Common Stock (i) that were sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction in compliance with applicable federal and state securities laws or (ii) which could be sold in transactions in compliance with Rule 144 within three (3) months of the date of any request for registration.

“Rule 144” shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time.

“Securities Act” means the United States Securities Act of 1933, as amended.
2.	INCIDENTAL REGISTRATION.
2.1.	If, at any time the Company proposes to register any of its equity securities for sale by the Company and/or for sale by Alon Israel Oil Company, Ltd. (the “Company’s Securities”), or for any other person, other than (a) in a registration under Section 3 of this Agreement, (b) a registration on Form S-4 of the Commission or any successor form thereto or (c) a registration on Form S-8 of the Commission or any successor form thereto, the Company shall give notice to the Investor of such intention at least twenty (20) days prior to the filing of the registration statement in connection with such registration. Upon the written request of the Investor given to the Company within ten (10) days after receipt of any such notice, the Company shall include in such registration (subject to Section 2.2 below) all of the Registrable Shares indicated in such request of the Investor, so as to permit the disposition of the shares so requested. Such request of the Investor shall also provide the names of the Holders of the Registrable Shares to be registered and specify the proposed plan of distribution or other method of offer and sale of the Registrable Shares as to which such request is made and the period over which such Registrable Shares will be offered and sold.

2.2.	Notwithstanding any other provision of this Section 2:

2.2.1.	if the offer and sale of securities being registered is one involving an underwritten public offering of equity securities of the Company being made at the election of the Company or another Person and if the managing underwriter in connection with such underwritten public offering of equity securities of the Company selected by the Company or such another Person advises the Company in writing that in its opinion (a) the number of securities requested to be included in such registration by the Company, the Investor and any other Person or Persons or (b) the kind or combination of securities that the Company, the Investor and any other Person or Persons intend to include in such offering would, in either case, adversely affect the success of such offering, such underwriter’s ability to effect an orderly distribution of such securities or the contemplated price of such securities, (i) the Company will include in such registration: (A) first, the Company’s Securities, (B) second, the number of Registrable Shares requested to be included by the Investor and all other Persons entitled to include equity securities of the Company in that registration to the extent that, in the opinion of such underwriter, all such equity securities can be included in such offering without adversely affecting the orderly distribution of such securities or the price at which they can be sold; provided, however, that if the combination of securities to be offered pursuant to such registration is a basis of such managing underwriter’s opinion, (x) the Registrable Shares that shall be included in such registration and offering shall be reduced as described in the immediately preceding clause (i) in this Section 2.2.1 or (y) if such actions would, in the judgment of the managing underwriter, be insufficient to substantially eliminate the adverse effect or effects that inclusion of the Registrable Shares requested to be included in such registration and offering would have on such offering, such Registrable Shares shall be excluded entirely from such registration and offering. The Registrable Shares and other equity securities that are not a part of the Company’s Securities to be included shall be included pro rata based on the number of Registrable Securities and other equity securities requested to be included by the Investor and other Persons.
3.	DEMAND REGISTRATION.
3.1.	At any time after the date hereof through the seventh anniversary of the date hereof, the Investor may request in writing that all or part of its Registrable Shares shall be registered under the Securities Act (each such registration, a “Demand Registration”). Thereafter, the Company shall, as promptly as practicable, and in any event within 3 (three) months of the written request of the Investor, make commercially reasonable efforts to effect the registration of all Registrable Shares indicated in the written request by the Investor on the form customarily used for such purposes.

3.2.	The Investor shall be entitled to have an aggregate of two (2) Demand Registrations.

3.3.	Notwithstanding any other provision of this Section 3, no request for a Demand Registration shall be binding on the Company if: (i) the Company has filed any registration statement for the registration of its equity securities (other than on a Form S-8 or similar registration for employee shares) within the previous one hundred and twenty (120) days or (ii) the anticipated gross proceeds from the sale of the Registrable Shares to be included in the Registration are less than an aggregate of Three Million United States Dollars ($3,000,000). In addition, if the Company shall furnish to the Investor a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors, it would be detrimental to the Company for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred and eighty (180) days after receipt of the request of the Investor (the “Delay Period”). The Company agrees that it shall not file any other registration statement (other than a registration statement on Form S-8 or, if legally or contractually required to do so, a registration statement on Form S-4) on behalf of itself or any other party during such Delay Period.

3.4.	Any registration process begun pursuant to Section 3.1 in response to the Investor’s request for a Demand Registration to occur shall count against the available Demand Registrations, provided that any registration process begun pursuant to Section 3.1 that is subsequently terminated at the request of the Investor shall not count toward the available Demand Registrations set forth in Section 3.2 above, if the request of the Investor for such termination is based upon material adverse information relating to the Company or its condition, business and prospects of which the Investor first became aware after the time of its request with respect to such Demand Registration.

3.5.	The Company may include the Company’s Securities, including securities of the Company held or beneficially owned by Alon Israel Oil Company Ltd. in any registration statement relating to a Demand Registration and any S-3 registration as provided for in Section 3.6 below. Notwithstanding any other provision of this Section 3, if the Investor advises the Company, in writing, that, in the managing underwriter’s opinion, the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting such underwriter’s ability to effect an orderly distribution of such securities or materially affecting the contemplated price of such securities, the Company will include in such registration only the number of Registrable Shares requested by the Investor to be included that, in the opinion of such underwriters, can be sold, in the registration.

3.6.	S-3 Registration. In any case that the Company shall receive from the Investor a written request that the Company effect a registration on Form S-3 with respect to Registrable Shares where the aggregate gross proceeds from the sale of Registrable Shares equal to at least three million United States Dollars ($3,000,000) and the Company shall be entitled to effect such registration under applicable law, the Company shall use its commercially reasonable efforts to effect the registration of all Registrable Shares as are specified in the request; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 3.6 (i) if the Company has, within the eighteen (18) month period preceding the date of such request, already effected one (1) registration for the Investor pursuant to this Section 3.6 or (ii) after the seventh anniversary of the date hereof. For such purpose, any such registration on Form S-3 will be counted for such eighteen (18) month period.

3.7.	Maintenance of S-3 Eligibility. The Company undertakes that it will, once having qualified for registration of its securities using Form S-3, use its commercially reasonable efforts to make all filings and meet all other requirements necessary to maintain such qualification for a period of two (2) years.

3.8.	Black Out Periods. At any time when a registration statement effected hereunder relating to Registrable Shares is effective, upon written notice from the Company to the Investor that either: (i) the Board of Directors of the Company, in its reasonable judgment, resolves that the Investor’s sale of Registrable Shares pursuant to the registration statement would adversely interfere with any material acquisition, corporate reorganization or other similar transaction involving the Company (a “Transaction Blackout”); or (ii) the Company determines, in the good faith judgment of the general counsel of the Company, that the Investor’s offer or sale of Registrable Shares pursuant to the registration statement would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the Company is unable to comply with Commission’s requirements and that such disclosure will be detrimental to the Company (an “Information Blackout”); then the Investor shall suspend sales of Registrable Shares pursuant to such registration statement until the earlier of: (A) (1) in the case of a Transaction Blackout, the earliest of (a) one month after the completion of such acquisition, corporate reorganization or other similar transaction; (b) promptly after (but no sooner than three days after the public announcement of) abandonment of such acquisition, corporate reorganization or other similar transaction; and (c) 120 days after the date of the Company’s written notice of Transaction Blackout; or (2) in the case of an Information Blackout, the earlier of (a) three days after the date upon which such material information is disclosed to the public or ceases to be material; and (b) 120 days after the Company makes such good faith determination, and (B) such time as the Company notifies the Investor that sale pursuant to such registration statement may be resumed.
4.	DESIGNATION OF UNDERWRITER.
4.1.	In the case of any registration effected pursuant to Section 3, should the offering be underwritten, the Company and the Investor shall confer as to the selection of a managing underwriter. Should they fail to reach agreement, the selection shall be made by the Investor.

4.2.	In the case of any registration initiated by the Company under Section 2, the Company shall have the right to designate the managing underwriter in any underwritten offering.
5.	EXPENSES.

All expenses incurred in connection with any registration under Sections 2 or 3 shall be borne by the Company; provided, however, that the Investor shall pay its pro rata portion of the discounts or commissions payable to any underwriter and shall bear its own attorney’s fees and disbursements.
6.	INDEMNIFICATION AND CONTRIBUTION.

In connection with a registration statement filed by the Company pursuant to this Agreement:
6.1.	The Company will indemnify and hold harmless, to the fullest extent permitted by law, the Investor participating in a registration and any underwriter who participates as an underwriter in such registered offering, and each person, if any, who controls the Investor or such underwriter (within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company’s prior written consent) to which the Investor or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or the state securities laws of individual U.S. states, and the Company will reimburse the Investor, any underwriter and each such controlling person of the Investor or the underwriter, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable to or obligated to indemnify or hold harmless pursuant to this Section 6.1 the Investor, the underwriter or any such controlling person to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or omission in such registration statement or prospectus so made in reliance upon and in conformity with information furnished to the Company in writing by the Investor, such underwriter or such controlling persons specifically for use in such registration statement; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; and provided, further, that the indemnity agreement contained in this Section 6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor, the underwriter or any controlling person of the underwriter, and regardless of any sale in connection with such offering by the Investor. Such indemnity shall survive the transfer of securities by a Holder but in no event shall the Company pay more than once in respect of any loss, damage, claim or liability.

6.2.	The Investor participating in a registration will indemnify and hold harmless the Company, any underwriter for the Company, and each person, if any, who controls the Company or such underwriter (within the meaning of the Securities Act and the Exchange Act), from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the Investor’s consent) to which the Company or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and the Investor will reimburse the Company, any underwriter and each such controlling person of the Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Investor will be liable and obligated to indemnify and hold harmless the Investor, the underwriter or any such controlling person pursuant to this Section 6.2 only to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or omission in such registration or prospectus made in reliance upon and conformity with written information furnished to the Company by the Investor specifically for use in such registration statement; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; and provided, further, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Investor, as the case may be, which consent shall not be unreasonably withheld. In any event, the indemnification obligations under this Section 6.2 shall not exceed the net proceeds received by the Investor pursuant to the public offering.

6.3.	Promptly after receipt by an indemnified party pursuant to the provisions of Sections 6.1 or 6.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Sections 6.1 or 6.2, promptly notify the indemnifying party of the commencement thereof. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 6.1 or 6.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the proviso to the immediately preceding sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

6.4.	Contribution. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the registration or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
7.	OBLIGATIONS OF THE COMPANY.

Whenever required under this Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as possible:
7.1.	(i) prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective, (ii) upon the request of the Investor, keep a registration statement effective until the distribution contemplated by such registration statement has been completed or, if the distribution contemplated by the registration statement is being effected pursuant to Rule 415 under the Securities Act, the earlier of (i) the distribution contemplated in the registration statement has been completed, and (ii) the termination of 24 months.

7.2.	prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus that is a part of such registration statement as may be reasonably necessary to comply with the provisions of the Securities Act with respect to the offer and sale of all Registrable Shares covered by such registration statement.

7.3.	furnish to the Investor a copy of the prospectus, including a preliminary prospectus if reasonably requested by the Investor, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the offer and sale of Registrable Shares owned by it as contemplated by such registration statement.

7.4.	in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form and containing customary terms and conditions, with the managing underwriter of such offering. The Investor shall also enter into and perform its obligations under such an agreement.

7.5.	notify the Investor holding Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, together with all prospectus supplements theretofore filed with the Commission, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

7.6.	cause all Registrable Shares registered pursuant hereunder to be listed on the securities exchange on which shares of Common Stock are then listed.

7.7.	provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

7.8.	to the extent that the securities laws of the states of the United States are not preempted by Section 18 of the Securities Act with respect to any offer and sale of Registrable Securities, take such action as is required under the securities laws of such states of the United States as the Investor shall reasonably request; provided, however, that the Company shall not be required to qualify to do business as a foreign corporation, or to file any general consent to service of process, in any state.

7.9.	furnish to the Investor, should the Investor request registration of the offer and sale of Registrable Shares pursuant to this Agreement, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering of the type , addressed to the underwriters, if any, and, if the offering is not underwritten, to the Investor regarding the valid issuance of the Registrable Shares and (ii) in the case of an underwritten public offering, a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.
7A. Investor Obligations.
7A.1	The Investor shall provide to the Company in connection with any incidental registration or Demand Registration such information concerning the Investor, its ownership of the shares, its proposed plan of distribution for the Registrable Shares to be registered and such other information as the Company may request in order to comply with the disclosure requirements under the Securities law and the rules and regulations of the Commission thereunder with respect to the offer and sale of Registrable Shares by the Investor pursuant to any registration of Registrable Shares effected pursuant to this Agreement. In addition, the Investor shall provide to the Company such cooperation and assistance as the Company may reasonably request in connection with effecting the registration of the Registrable Shares pursuant to any request for registration made by Investor hereunder
8.	ASSIGNMENT OF REGISTRATION RIGHTS.

The Investor may assign its rights to cause the Company to register pursuant to this Agreement all or part of its Registrable Shares to a Permitted Transferee to whom the Investor has transferred all or part of its Registrable Shares. The transferor shall, within twenty (20) days after such transfer, furnish the Company with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned, and the transferee’s written agreement to be bound by this Agreement to the same extent and on the same terms as the Investor.

9.	LOCK-UP.

In any registration of the Company’s shares pursuant to Sections 2 or 3 above, the Investor agrees that any sales of Registrable Shares may be subject to a “lock-up” period restricting such sales for up to one hundred and eighty (180) days, and the Investor will agree to abide by such customary “lock-up” period of up to one hundred and eighty (180) days as is required by the underwriter in such a registration and further agrees to execute such further documents as may be required by the underwriters to effectuate such “lock-up”. If the underwriter in any underwritten public offering of shares of the Company’s Common Stock requests the directors, officers and holders of substantial blocks of the Company’s shares of Common Stock to enter into lock-up agreements for a period not to exceed one hundred-eighty days in connection with such offering and the Investor holds more than 5% of the outstanding shares of the Common Stock at the time of such offering, the Investor agrees to enter into a lock-up agreement with respect to such offering if such lock-up arrangements are, and the terms of such lock-up agreement are, customary in similar offerings for persons similarly situated to the Investor.

10.	RULE 144.

The Company shall:
10.1.	Make and keep available adequate current public information with respect to the Company within the meaning of Rule 144(c) under the Securities Act (or similar rule then in effect);

10.2.	Furnish to the Investor forthwith upon request one of the following, at the discretion of the Company (i) a written statement by the Company as to its compliance with the informational requirements of Rule 144(c) (or similar rule then in effect) or (ii) a copy of the most recent annual or quarterly report of the Company; and

10.3.	Comply with all other necessary filings and other requirements so as to enable the Investor and any transferee thereof to sell Registrable Shares under Rule 144 under the Securities Act (or similar rule then in effect).
The Investor shall provide to the Company in connection with any proposed transfer of Registrable Shares in a sale pursuant to Rule 144 such representation letters of the Investor and the broker, if any, effecting such sale as may be customary and containing such representations and warranties of the Investor and any such broker as may be customary in connection with such sales.
11. MISCELLANEOUS
11.1.	Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

11.2.	Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware; provided, however, that with respect to maters specifically related to the federal securities laws of the United States, such laws shall govern. The parties hereto irrevocably submit to the exclusive jurisdiction of the district court of Tel Aviv Jaffa, Israel in any disput arising under this Agreement.

11.3.	Successors and Assigns; Subject to the provisions contained in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred, except to a Permitted Transferee who shall have agreed to be bound by and to comply with the terms of this Agreement.

11.4.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

11.5.	Amendments. Any term of this Agreement may be amended with the written consent of the Investor and the Company.

11.6.	Section Headings; Preamble. All article and section headings are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement. The preamble to this Agreement is incorporated herein and forms an integral part of this Agreement.

11.7.	Communications. All notices or other communications hereunder shall be in writing and shall either be given in person, sent by registered mail (registered international air mail if mailed internationally), sent by an overnight courier service which obtains a receipt to evidence delivery, or transmitted by facsimile transmission (provided that written confirmation of receipt is provided), to the last known address of the addressee or to such other address as such party shall notify the others in writing. All notices and other communications delivered in person or by courier service shall be deemed to have been given as of three business days after sending thereof, those given by facsimile transmission shall be deemed given twenty-four hours following transmission, and all notices and other communications sent by registered mail (or air mail if the posting is international) shall be deemed given five (5) days after posting.

11.8.	Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any such breach or default. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

11.9.	Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by arbitration.

11.10.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first hereinabove set forth.

/s/ Gillon Beck			/s/ Gillon Beck

FIMI Opportunity IV, L.P.			FIMI Israel Opportunity IV, Limited Partnership

By: FIMI IV 2007 Ltd.		.	By: FIMI IV 2007 Ltd.

Name:	Gillon Beck		Name:	Gillon Beck
Title:	Director		Title:	Director

Alon USA Energy, Inc.

By:	/s/ Michael Oster

Name:	Michael Oster
Title:	Senior Vice President of Mergers and Acquisitions